Exhibit 99.1

Ventas, Inc.        10350 Ormsby Park Place, Suite 300        Louisville, Kentucky 40223        (502) 357.9000        (502) 357.9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
(502) 357-9000

VENTAS AND KINDRED HEALTHCARE AGREE ON APPRAISERS FOR RESET RIGHT

Fair Market Rental Determinations to be Completed by Early October

LOUISVILLE, KY (August 8, 2006) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that it and its major tenant, Kindred Healthcare, Inc. (NYSE: KND) (“Kindred”), have agreed on the selection of final appraisers (“Final Appraisers”) as part of the reset right process (the “Reset Right”) outlined in the four Master Leases (the “Master Leases”) between the two companies.

The companies selected the following Final Appraisers to complete the Fair Market Rental determinations under the Master Leases: Norman W. LeZotte of Cushman & Wakefield under Master Leases Numbers One, Three and Four, containing 179 properties; and Charles A. Bissell of Integra Realty Resources under Master Lease Number Two, containing 46 properties. Each of these Final Appraisers holds an MAI designation from the American Appraisal Institute and focuses on healthcare real estate. As a result of the companies’ agreement, they intend to advise the American Arbitration Association (AAA) that its services are no longer required to appoint the Final Appraisers under the Master Leases.

“We view this as an excellent solution to keep the rent reset process moving forward,” Ventas Chairman, President and CEO Debra A. Cafaro said. “We look forward to working with these expert appraisers on the determination of Fair Market Rental for our high quality portfolio of 225 healthcare assets leased to Kindred.”

As detailed in the Master Leases, the Final Appraisers are required to complete their Fair Market Rental determination within 60 days of their engagement, which should occur by early October. After receiving the determination, Ventas will have 30 days to decide, on a Master Lease-by-Master Lease basis, whether to opt in to the new rent and escalation schedule provided by the Final Appraiser, or whether to retain its current base rent schedule and 3.5 percent annual rent escalation.

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Ventas and Kindred Healthcare Agree on Appraisers

August 8, 2006

Ventas’s election of Fair Market Rental can be made on a Master Lease-by-Master Lease basis respecting none, one or more than one of the original four Master Leases. If Ventas does not make an election to adopt the new Fair Market Rental schedule for a particular Master Lease, then the existing terms and provisions of that Master Lease, including base rent and 3.5 percent annual rent escalations, will remain in place. If Ventas elects the new Fair Market Rental schedule for any Master Lease, the increased base rent will be retroactive to July 19, 2006 and any revised rent escalation will take effect May 1, 2007. In addition, Ventas will pay Kindred a pro rata portion of a $4.6 million aggregate reset fee applicable to all of the Master Leases. Currently, aggregate annual base rent under all Master Leases is $206 million.

The determination of Fair Market Rental under the Reset Right is dependent on and may be influenced by a variety of factors, including market conditions, reimbursement rates, and cash flow to rent coverages applicable to healthcare facilities. It is highly speculative, and there can be no assurances (and Ventas is expressing no views) regarding the final determination of the Fair Market Rental. If Fair Market Rental is determined by the appraisal process in the Master Leases, it is subject to the inherent risks, uncertainties, subjectivity and judgment contained in any appraisal process. A Final Appraiser’s determination regarding Fair Market Rental amounts or escalations for Ventas’s 225 healthcare facilities that are covered by the Master Leases could materially differ from Ventas’s estimates, analyses or proposals.

Ventas, Inc. is a leading healthcare real estate investment trust that is the nation’s largest owner of seniors housing and long-term care assets. Its diverse portfolio of properties located in 42 states includes independent and assisted living facilities, skilled nursing facilities, hospitals and medical office buildings. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual

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Ventas and Kindred Healthcare Agree on Appraisers

August 8, 2006

arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities to third parties, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators to deliver high quality care and to attract patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2005 and for the year ending December 31, 2006; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) the impact on the liquidity, financial condition and results of operations of the Company’s operators, tenants and borrowers resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, tenants and borrowers and to accurately estimate the magnitude of such liabilities; and (q) the value of the Company’s rental reset right with Kindred, which is dependent on a variety of factors and is highly speculative. Many of such factors are beyond the control of the Company and its management.

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